Exhibit 99

PRESS RELEASE	FOR IMMEDIATE RELEASE
MGM MIRAGE REPORTS FIRST QUARTER FINANCIAL RESULTS
Las Vegas, Nevada, May 4, 2009 — MGM MIRAGE (NYSE: MGM) today announced its financial results for the first quarter of 2009. The Company reported first quarter diluted earnings per share (EPS) of $0.38 compared to $0.40 per share in the prior year first quarter. The current year results include a gain of $0.44, net of tax, related to the sale of the Treasure Island hotel and casino.
Operating Results and Outlook
Net revenue decreased 20% to $1.5 billion in the first quarter of 2009. Revenues were negatively impacted by increased convention cancellations – particularly in January and February and at the Company’s Las Vegas Strip resorts – and a continued decline in discretionary spending due to the weakened economy. Occupancy at the Company’s Las Vegas Strip resorts was unusually low in January, improved in February, and returned to a normalized level of approximately 95% in March. The convention cancellations forced the Company to shift hotel business to the leisure segment at lower room rates. As a result of these factors, Las Vegas Strip REVPAR1 decreased by 34%, to $102 for the first quarter of 2009 compared to $154 in the first quarter of 2008.
Total casino revenue declined 16%, with slots revenue down 12% for the quarter. The Company’s table games volume, excluding baccarat, was down 20% in the quarter, but the high-end of the gaming segment was more resilient, with baccarat volume only down 1% in the 2009 quarter. The overall table games hold percentage was slightly lower in 2009 than the prior year quarter and near the top end of the Company’s normal 18% to 22% range in both periods.
Operating income for the first quarter of 2009 was $355 million compared to $341 million in the first quarter of 2008. The current year results include the pre-tax gain on the TI sale – $190 million – as well as $15 million of Monte Carlo business interruption insurance recovery income (recorded as a reduction to SG&A expense) and $7 million of Monte Carlo property damage insurance recovery income (recorded as property transactions, net). Property EBITDA2, which does not include the TI gain, was approximately $372 million in the 2009 quarter, down 35% from $575 million. Property EBITDA, excluding the Monte Carlo insurance recovery income and other items affecting comparability (preopening expenses and other property transactions, net), declined 38% on a comparable basis with a margin of 24% versus 31% in the prior year quarter. Consolidated EBITDA was $532 million in the 2009 quarter, which includes the $190 million pre-tax gain on the TI sale, compared to $536 million in the prior year period.
The Company’s regional properties reported strong results with MGM Grand Detroit’s EBITDA up 18% to $41 million in the 2009 quarter, and the combined EBITDA of Beau Rivage and Gold Strike Tunica up 15% to $31 million. Corporate expense declined 25% to $24 million, despite increased costs for legal and other corporate finance costs. The Company has continued to implement cost savings initiatives on a company-wide basis, which positively impacted results in the quarter.
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

The following table lists items which affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per diluted share; negative amounts represent charges to income):

Three months ended March 31,	2009	2008
Preopening and start-up expenses	$(0.02)	$(0.01)
Monte Carlo fire business interruption income (recorded as a reduction of general and administrative expenses)	0.04	—
Property transactions net:
Gain on the sale of TI	0.44	—
Monte Carlo fire property damage income	0.02	—
Other property transactions, net	—	(0.01)
“While we experienced significant group cancellations early in the quarter and experienced a continuation of negative consumer spending trends from the fourth quarter, cancellations have tapered off and we see signs that business levels seem to be stabilizing,” said Jim Murren, MGM MIRAGE Chairman and Chief Executive Officer. “Our resorts have seen sequential increases in occupancy levels through the first quarter and into April, and our forward booking pace is improving. This is allowing us the opportunity to better yield our room pricing. Additionally, world-class events at our resorts continue to drive revenue and we have an exceptionally strong event calendar in the second and third quarters, with recent events such as the Pacquiao vs. Hatton fight; and numerous other premier concerts and events in the summer months.”
Financial Position
At March 31, 2009, the Company had approximately $14.4 billion of borrowings outstanding and its cash balance was approximately $1.4 billion. These balances included the results of the following transactions:
•	In March 2009, the Company closed on the TI sale. The Company received cash of $600 million and a note receivable of $175 million at closing from the purchaser, Ruffin Acquisition, LLC.

•	During the quarter, the Company drew down the remainder of unused borrowing capacity available under its $7.0 billion senior credit facility.

•	During the quarter, capital expenditures were $56 million.

•	On March 16, 2009, the Company obtained a waiver through May 15, 2009 of the requirement that the Company comply with the financial covenants in its senior credit facility as of March 31, 2009. As part of the amendment, the Company repaid $300 million of the outstanding borrowings under the facility.

•	During the first quarter, the Company funded $437 million of equity contributions to CityCenter, which included $100 million that should have been funded by Dubai World.
On April 17, 2009, the Company made an additional investment of $70 million in CityCenter, which included $35 million that should have been funded by Dubai World. As announced separately on April 29, 2009, the Company, Dubai World and the CityCenter lenders entered into a series of agreements, including an amendment to the CityCenter joint venture agreement and the CityCenter senior secured credit facility, resulting in a comprehensive plan to fully fund the completion of CityCenter for its scheduled opening later this year.
On April 29, 2009, the Company received $155 million, plus accrued interest, from Ruffin Acquisition, LLC in full payment of the note receivable referred to above, with a $20 million discount for early payment.
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

Also as separately announced, the Company reached an agreement with its senior lenders for a further waiver of noncompliance (as of March 31, 2009) with financial covenants under its senior credit facility through June 30, 2009. As part of these agreements and amendments, the Company funded the remaining $224 million of its required equity contributions for CityCenter through the issuance of a letter of credit.
“We continue to work constructively with our advisors and senior lenders to find a comprehensive long-term solution to improve our financial position,” said Dan D’Arrigo, MGM MIRAGE Executive Vice President and Chief Financial Officer. “We are evaluating a variety of options – which may include asset sales, new capital, and modifying or extending our existing debt – to address our liquidity needs and strengthen our balance sheet.”
The Company intends to further formulate its plans to address near-term liquidity issues and its overall levels of outstanding borrowings and leverage, and to work with its lenders to approve and implement such solutions and to obtain additional waivers or amendments prior to June 30, 2009 to address future noncompliance with the senior credit facility; however, the Company can provide no assurance that it will be able to secure such waivers or amendments. Following expiration of the waiver referred to above on June 30, 2009, the Company will be subject to an event of default related to noncompliance with financial covenants under the senior credit facility at March 31, 2009. Under the terms of the senior credit facility, noncompliance with financial covenants is an event of default, under which the lenders (with a vote of more than 50% of the lenders) may exercise any or all of their remedies, including demanding immediate repayment of all outstanding borrowings under the senior credit facility.
In addition, there are provisions in the indentures governing the Company’s senior and senior subordinated notes under which a) the event of default under the senior credit facility, or b) the remedies under an event of default under the senior credit facility, would cause an event of default under the relevant senior and senior subordinated notes, which would also allow holders of the senior and senior subordinated notes to demand immediate repayment and decline to release subsidiary guarantees. If the lenders exercise any or all such rights, the Company may determine to seek relief through a filing under the U.S. Bankruptcy Code.
As a result of the short-term nature of the waiver under the senior credit facility and potential cross-defaults under the indentures, the Company has classified all of its outstanding borrowings as current liabilities as of March 31, 2009 in the accompanying consolidated balance sheet.
MGM MIRAGE will hold a conference call to discuss its first quarter earnings results at 5:00 p.m. Eastern Daylight Savings Time today. The call can be accessed live at www.companyboardroom.com or www.mgmmirage.com, or by calling 1-800-526-8531 (domestic) or 1-706-758-3659 (international). Until May 11, 2009, a complete replay of the conference call can be accessed by dialing 1-706-645-9291, access code 98130554. A complete replay of the call will also be made available at www.mgmmirage.com. Supplemental detailed earnings information will also be available on the Company’s website.
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

1 REVPAR is hotel Revenue per Available Room.
2 “EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization. “Property EBITDA” is EBITDA before corporate expense and stock compensation expense. EBITDA information is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies. In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Management uses Property EBITDA as the primary measure of the Company’s operating resorts’ performance, including the evaluation of operating personnel. EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance; or as an alternative to cash flows from operating activities, as a measure of liquidity; or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA. Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company. Reconciliations of consolidated EBITDA to net income and of operating income to Property EBITDA are included in the financial schedules accompanying this release.
* * *
MGM MIRAGE (NYSE: MGM), one of the world’s leading and most respected companies with significant holdings in gaming, hospitality and entertainment, owns and operates 16 properties located in Nevada, Mississippi and Michigan, and has 50% investments in four other properties in Nevada, New Jersey, Illinois and Macau. CityCenter, an unprecedented urban metropolis on the Las Vegas Strip scheduled to open in late 2009, is a joint venture between MGM MIRAGE and Infinity World Development Corp., a subsidiary of Dubai World. MGM MIRAGE Hospitality has entered into management agreements for future casino and non-casino resorts in the People’s Republic of China, Abu Dhabi, U.A.E. and Vietnam. MGM MIRAGE supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its properties. MGM MIRAGE has received numerous awards and recognitions for its industry-leading Diversity Initiative and its community philanthropy programs. For more information about MGM MIRAGE, please visit the company’s website at http://www.mgmmirage.com.
Statements in this release which are not historical facts are “forward looking” statements and “safe harbor statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company’s public filings with the Securities and Exchange Commission.

Contacts:

Investment Community	News Media
DANIEL J. D’ARRIGO	ALAN M. FELDMAN
Executive Vice President,	Senior Vice President
Chief Financial Officer	Public Affairs
(702) 693-8895	(702) 650-6947
MGM MIRAGE • 3600 LAS VEGAS BLVD SOUTH • LAS VEGAS, NV 89109 • PH: 702.693.7120 • FX: 702.693.8626 • WWW.MGMMIRAGE.COM

MGM MIRAGE AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2009	2008
Revenues:
Casino	$664,727	$790,464
Rooms	355,044	518,741
Food and beverage	338,397	402,392
Entertainment	118,057	134,838
Retail	47,949	64,037
Other	137,373	147,973

	1,661,547	2,058,445
Less: Promotional allowances	(162,752)	(174,812)

	1,498,795	1,883,633

Expenses:
Casino	375,517	416,563
Rooms	110,827	136,797
Food and beverage	194,327	236,272
Entertainment	87,742	95,664
Retail	31,621	43,164
Other	83,806	92,564
General and administrative	260,797	320,374
Corporate expense	24,361	32,450
Preopening and start-up expenses	8,071	5,164
Restructuring costs	443	329
Property transactions, net	(195,125)	2,776
Depreciation and amortization	176,858	194,339

	1,159,245	1,576,456

Income from unconsolidated affiliates	15,549	34,111

Operating income	355,099	341,288

Non-operating income (expense):
Interest income	4,382	3,466
Interest expense, net	(171,636)	(149,789)
Non-operating items from unconsolidated affiliates	(11,131)	(9,891)
Other, net	(1,338)	230

	(179,723)	(155,984)

Income before income taxes	175,376	185,304
Provision for income taxes	(70,177)	(66,958)

Net income	$105,199	$118,346

Per share of common stock:
Basic:
Net income per share	$0.38	$0.41

Weighted average shares outstanding	276,556	288,943

Diluted:
Net income per share	$0.38	$0.40

Weighted average shares outstanding	276,770	298,400

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA — NET REVENUES
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2009	2008
Las Vegas Strip	$1,187,994	$1,548,057
Other Nevada	28,537	36,850
MGM Grand Detroit	136,515	144,780
Mississippi	123,845	134,222
Other	21,904	19,724

	$1,498,795	$1,883,633

MGM MIRAGE AND SUBSIDIARIES
SUPPLEMENTAL DATA — PROPERTY EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2009	2008
Las Vegas Strip	$288,716	$479,496
Other Nevada	(1,517)	(685)
MGM Grand Detroit	40,552	34,412
Mississippi	31,414	27,370
Other	4,864	4,579
Unconsolidated resorts	7,837	29,367

	$371,866	$574,539

MGM MIRAGE AND SUBSIDIARIES
DETAIL OF CERTAIN CHARGES AFFECTING PROPERTY EBITDA and EBITDA
(In thousands)
(Unaudited)
Three Months Ended March 31, 2009

	Preopening and		Property
	start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$190	$443	$(5,427)	$(4,794)
Other Nevada	—	—	—	—
MGM Grand Detroit	—	—	—	—
Mississippi	—	—	—	—
Unconsolidated resorts	7,881	—	—	7,881

	8,071	443	(5,427)	3,087
Corporate and other	—	—	(189,698)	(189,698)

	$8,071	$443	$(195,125)	$(186,611)

Three Months Ended March 31, 2008

	Preopening		Property
	and start-up	Restructuring	transactions,
	expenses	costs	net	Total
Las Vegas Strip	$226	$329	$2,789	$3,344
Other Nevada	—	—	—	—
MGM Grand Detroit	194	—	8	202
Mississippi	—	—	5	5
Unconsolidated resorts	4,744	—	—	4,744

	5,164	329	2,802	8,295
Corporate and other	—	—	(26)	(26)

	$5,164	$329	$2,776	$8,269

MGM MIRAGE AND SUBSIDIARIES
RECONCILIATION OF CONSOLIDATED EBITDA TO NET INCOME
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2009	2008
EBITDA	$531,957	$535,627
Depreciation and amortization	(176,858)	(194,339)

Operating income	355,099	341,288

Non-operating income (expense):
Interest expense, net	(171,636)	(149,789)
Other	(8,087)	(6,195)

	(179,723)	(155,984)

Income before income taxes	175,376	185,304
Provision for income taxes	(70,177)	(66,958)

Net income	$105,199	$118,346

MGM MIRAGE AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME  TO PROPERTY EBITDA
(In thousands)
(Unaudited)
Three Months Ended March 31, 2009

		Depreciation
	Operating	and
	income (loss)	amortization	EBITDA
Las Vegas Strip	$159,983	$128,733	$288,716
Other Nevada	(3,065)	1,548	(1,517)
MGM Grand Detroit	29,841	10,711	40,552
Mississippi	14,626	16,788	31,414
Other	2,271	2,593	4,864
Unconsolidated resorts	7,837	—	7,837

	211,493	160,373	371,866
Stock compensation			(8,734)
Corporate and other			168,825

			$531,957

Three Months Ended March 31, 2008

		Depreciation
	Operating	and
	income (loss)	amortization	EBITDA
Las Vegas Strip	$333,297	$146,199	$479,496
Other Nevada	(2,186)	1,501	(685)
MGM Grand Detroit	20,061	14,351	34,412
Mississippi	11,813	15,557	27,370
Other	2,581	1,998	4,579
Unconsolidated resorts	29,367	—	29,367

	394,933	179,606	574,539
Stock compensation			(11,203)
Corporate and other			(27,709)

			$535,627

MGM MIRAGE AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$1,365,581	$295,644
Accounts receivable, net	449,468	303,416
Inventories	102,828	111,505
Income tax receivable	—	64,685
Deferred income taxes	53,424	63,153
Prepaid expenses and other	119,563	155,652
Assets held for sale	—	538,975

Total current assets	2,090,864	1,533,030

Property and equipment, net	16,067,874	16,289,154

Other assets:
Investments in and advances to unconsolidated affiliates	4,689,120	4,642,865
Goodwill	86,353	86,353
Other intangible assets, net	346,441	347,209
Deposits and other assets, net	560,997	376,105

Total other assets	5,682,911	5,452,532

	$23,841,649	$23,274,716

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$113,237	$142,693
Construction payable	26,880	45,103
Income taxes payable	177,400	—
Current portion of long-term debt	14,356,492	1,047,614
Accrued interest on long-term debt	176,049	187,597
Other accrued liabilities	1,165,070	1,549,296
Liabilities related to assets held for sale	—	30,273

Total current liabilities	16,015,128	3,002,576

Deferred income taxes	3,340,759	3,441,198
Long-term debt	3,990	12,416,552
Other long-term obligations	391,606	440,029
Stockholders’ equity:
Common stock, $.01 par value: authorized 600,000,000 shares, issued 369,334,372 and 369,283,995 shares and outstanding 276,557,345 and 276,506,968 shares	3,693	3,693
Capital in excess of par value	4,027,260	4,018,410
Treasury stock, at cost: 92,777,027 shares	(3,355,963)	(3,355,963)
Retained earnings	3,470,321	3,365,122
Accumulated other comprehensive income (loss)	(55,145)	(56,901)

Total stockholders’ equity	4,090,166	3,974,361

	$23,841,649	$23,274,716